UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Nevada	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Explanatory Note:

We are filing this amended Current Report on Form 8-K/A to reflect the correction of an error in Item 3.02.  As originally filed the Report should have stated that the Preferred Stock is initially convertible into the Registrant’s common stock on a one-to-one basis, not “at a conversion value of $0.77 per share”.

Section 3 - Securities and Trading Markets

Item 3.02.Unregistered Sales of Equity Securities.

The Registrant’s Current Report on Form 8-K filed on December 15, 2010 incorrectly stated the terms for converting the Registrant’s 7% Series B Convertible Preferred Stock (the “Preferred Stock”).

The Preferred Stock (a) pays interest at 7% per annum, (b) is initially convertible into the Registrant’s common stock on a one-to-one basis, subject to adjustments, (c) is automatically converted into common stock should the price of the Company’s common stock exceed $2.50, and (d) provides full ratchet anti-dilution for a period of one year from the closing date.

The foregoing summary of the terms of the Preferred Stock is qualified in its entirety by the Amended and Restated Certificate of Designation incorporated by reference herein as Exhibit 4.1.

Section 9 - Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

4.1
Amended and Restated Certificate of Designation of the Preferred Stock (incorporated by reference to exhibit 4.1 to current report on Form 8-K of the registrant filed with the Commission on March __, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: March 10, 2010	By:	_/s/ Mark S Elliott_______________
Mark S. Elliott
President